Exhibit 99

NEWS RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
marsha_akin@ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

ITASCA, IL, February 2, 2010 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2009. A printer-friendly format of this release and the supplemental quarterly data is available at www.ajg.com.

Quarter Ended December 31

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	4th Q 09	4th Q 08	Chg	4th Q 09	4th Q 08	Chg	4th Q 09	4th Q 08	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$320.8	$303.2	6%	$57.8	$51.3	13%	$0.24	$0.21	14%
Workforce & lease charges				(4.9)	(5.2)		(0.03)	(0.03)
Risk Management	114.2	114.9	-1%	16.6	11.7	42%	0.11	0.05	120%
Workforce & lease charges				(6.9)	(0.6)		(0.06)	—

Total Brokerage & Risk Management	435.0	418.1	4%	62.6	57.2	9%	0.26	0.23	13%

Financial Services & Corporate	0.1	(6.0)		(0.9)	(10.0)		(0.07)	(0.11)

Total Continuing Operations	$435.1	$412.1		$61.7	$47.2		0.19	0.12

Discontinued Operations							(0.03)	(0.07)

Total Company							$0.16	$0.05

Year Ended December 31
	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	Year 09	Year 08	Chg	Year 09	Year 08	Chg	Year 09	Year 08	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$1,276.2	$1,187.8	7%	$286.4	$240.5	19%	$1.27	$1.16	9%
Workforce & lease charges				(6.9)	(7.5)		(0.04)	(0.05)
Risk Management	453.2	464.9	-3%	68.8	58.6	17%	0.35	0.31	13%
Workforce & lease charges				(7.8)	(0.6)		(0.05)	(0.01)

Total Brokerage & Risk Management	1,729.4	1,652.7	5%	340.5	291.0	17%	1.53	1.41	9%

Financial Services & Corporate	(0.1)	(7.7)		(11.2)	(25.1)		(0.21)	(0.23)

Total Continuing Operations	$1,729.3	$1,645.0		$329.3	$265.9		1.32	1.18

Discontinued Operations							(0.04)	(0.36)

Total Company							$1.28	$0.82

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Other Information	4th Q 09	4th Q 08	Year 09	Year 08
Shares issued in acquisitions	632,000	1,279,000	5,578,000	2,823,000
Number of acquisitions closed	4	9	15	37
Annualized revenue acquired (in millions)	$14.8	$66.6	$98.5	$165.6
Book value per share at end of period			$8.71	$7.66
Corporate related borrowings at end of period (in millions)			$550.0	$532.0

This earnings release contains certain information not prepared in accordance with United States generally accepted accounting principles (GAAP). EBITDAC, a non-GAAP measure, represents earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables. A reconciliation of EBITDAC to Gallagher’s earnings from continuing operations before income taxes (which were $30.4 million and $18.0 million in fourth quarters 2009 and 2008, respectively, and $211.1 million and $163.6 million in the years ended December 31, 2009 and 2008, respectively) is included on page 7 of this earnings release. Gallagher believes the measure it has entitled EBITDAC provides meaningful information which may be helpful to investors in assessing certain aspects of its operating performance and financial condition that may not otherwise be apparent from the information Gallagher provides in accordance with GAAP. Gallagher’s industry peers provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided.

“I’m extremely pleased with how well Gallagher executed in 2009 and you can see it in our results. For the year, adjusted EBITDAC was up 25.6% in our Brokerage segment and up 15.3% in our Risk Management segment. For the year, our Brokerage segment expanded its adjusted EBITDAC margins by 2.7 points and our Risk Management segment expanded its adjusted EBITDAC margins by 2.1 points. I believe this represents tremendous progress in an obviously difficult operating environment,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “The accomplishments by our team in 2009 included what we said we would do and more:

•	In January 2009, we completed a 4% reduction in our workforce;

•	In late February, we closed (and have since successfully integrated) the Liberty/Wausau transaction;

•	Including the Liberty/Wausau transaction, we completed fifteen acquisitions for total annualized revenues acquired of $98.5 million;

•	Throughout 2009 we dramatically cut our operating costs thereby realizing the benefits of several years of hard work building new systems and processes;

•	Throughout 2009, we hired some great production teams in the U.S., London and Canada;

•	Business Insurance magazine named Gallagher Bassett the world’s largest P&C Third Party Claims Administrator for the 5th straight year and named Risk Placement Services the largest MGA Manager;

•	Effective October 1st, we began to once again accept contingent commissions;

•	In November, we completed a $150.0 million private debt placement at a favorable rate of 5.85%;

•	In November, Gallagher Bassett received Business Insurance’s Readers Choice award as the best P&C Third Party Claims Administrator for the second straight year;

•	In 4th quarter, we successfully completed the building of eight clean-energy facilities; and

•	In 4th quarter and early January 2010, we completed another 4% reduction in our workforce;

“We accomplished all of this during an environment of continued premium rate cuts and declining exposure units which we believe will continue in 2010. However, I have complete confidence in the Gallagher team as they continue to demonstrate they can execute in even the toughest of times.”

Fourth Quarter Workforce Related and Lease Related Charges

During fourth quarter 2009, Gallagher recorded pretax charges totaling approximately $11.8 million as a result of the completion of a previously announced plan to reduce, and the reorganization of, its middle and back office workforce by approximately 400 positions and from the termination of certain office leases. Future annual pretax cost savings associated with these actions are estimated to be approximately $34.0 million. Anticipated to partially offset these future savings, will be increased employee medical costs, salary increases and increased incentive compensation costs totaling $12.0 million to $14.0 million, related to the remaining workforce.

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Brokerage Segment Fourth Quarter Highlights

•

Revenue increased 5.8% in the quarter compared to the same period in 2008. Organic revenue in the quarter declined 1.1% compared to 2008. Items impacting organic revenue computations include the following (in millions):

	4th Q 09	4th Q 08	Year 09	Year 08
Total revenues as reported	$320.8	$303.2	$1,276.2	$1,187.8

Less adjustments to revenues:
Gains realized from books of business sales	0.5	12.9	11.6	23.8
Investment income	1.1	1.4	4.6	13.9
Retail contingent commissions related to acquisitions	1.6	1.5	14.6	9.8
MGA/MGU performance income	0.3	0.1	16.4	15.5
Supplemental commission timing	5.9	—	5.9	—
Revenues from acquisitions in the last twelve months	25.7	—	142.8	—
Revenues related to divestitures in the last twelve months	—	0.1	—	9.0
Levelized foreign currency	—	(1.6)	—	7.9

Total revenue adjustments	35.1	14.4	195.9	79.9

Organic revenues	$285.7	$288.8	$1,080.3	$1,107.9

Organic revenue decline	-1.1%		-2.5%

•

Fourth quarter compensation expense ratio was 3.4 pts higher than the same period in 2008. After eliminating the impact of book gains and supplemental commission timing, compared to the same period in 2008 the increase in the compensation expense ratio was 1.3 pts and was due mostly to increased employee benefits of 1.6 pts.

•

Fourth quarter operating expense ratio was 4.7 pts lower than the same period in 2008. After eliminating the impact of book gains and supplemental commission timing, compared to the same period in 2008 the decrease in the operating expense ratio was 5.4 pts. The ratio was primarily impacted by lower travel and meeting expenses of 1.0 pts, decreased professional fees of 2.6 pts, decreased lease charges of 1.0 pts, decreased foreign currency translation of 0.5 pts and decreased business insurance of 0.3 pts.

•

The change in estimated acquisition earnout payables expense in the 2009 statement of earnings relates to the adoption of a new accounting standard related to business combinations, which was effective January 1, 2009 for acquisitions completed in 2009.

•	Adjusted EBITDAC margin of 16.7% in fourth quarter 2009, was up 3.6 pts as compared to the same period in 2008. Items impacting EBITDAC include the following (in millions):

	4th Q 09	4th Q 08	Year 09	Year 08
Earnings from continuing operations	$21.2	$17.0	$123.7	$104.2
Provision for income taxes	11.0	10.0	78.6	67.4
Depreciation	4.7	4.9	18.8	18.2
Amortization	14.5	14.2	54.3	43.2
Change in estimated acquisition earnout payables	1.5	—	4.1	—

Total EBITDAC	52.9	46.1	279.5	233.0

Workforce related charges	4.0	2.9	5.5	3.9
Lease termination related charges	0.9	2.3	1.4	3.6

Total EBITDAC as reported above	57.8	51.3	286.4	240.5

Supplemental commission timing	(4.6)	—	(4.6)	—
Gains realized from books of business sales	(0.5)	(12.9)	(11.6)	(23.8)
Investment income	(1.1)	(1.4)	(4.6)	(13.9)
Levelized foreign currency	0.8	1.0	0.3	8.9

Adjusted EBITDAC	$52.4	$38.0	$265.9	$211.7

Adjusted EBITDAC Growth	37.9%		25.6%

Adjusted EBITDAC Margin	16.7%	13.1%	21.2%	18.5%

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Brokerage Segment Fourth Quarter Highlights (continued)

•

Fourth quarter effective tax rate was 34.2% in 2009 and 37.0% in the same period in 2008. The decrease in the fourth quarter 2009 tax rate compared to the same period in 2008 was the result of resolving certain income tax matters and the expiration of various statutes of limitations in fourth quarter 2009.

Risk Management Segment Fourth Quarter Highlights

•

Revenue declined 0.6% in the quarter. Organic revenue in the quarter declined 4.1% compared to the same period in 2008. Excluding the change in performance bonus revenues, adjusted organic revenues in the quarter declined 2.4%. Items impacting organic revenue computations include the following (in millions):

	4th Q 09	4th Q 08	Year 09	Year 08
Total revenues as reported	$114.2	$114.9	$453.2	$464.9

Less adjustments to revenues:
Investment income	0.4	0.6	1.5	3.8
Levelized foreign currency	—	(4.3)	—	6.4

Total revenue adjustments	0.4	(3.7)	1.5	10.2

Organic revenues	113.8	118.6	451.7	454.7
Change in performance bonus revenues	—	(2.0)	—	(0.9)

Adjusted organic revenues	$113.8	$116.6	$451.7	$453.8

•	Fourth quarter compensation expense ratio was 4.5 pts higher than the same period in 2008 primarily as a result of severance costs of 2.8 pts and increased employee benefits of 1.5 pts.

•

Fourth quarter operating expense ratio was 3.3 pts lower than the same period in 2008 primarily reflecting foreign currency translation of 2.6 pts, lower travel and meeting expense of 0.8 pts, decreased office expenses of 0.9 pts and decreased rent expense of 0.4 pts, partially offset by increased professional fees of 1.5 pts.

•	Adjusted EBITDAC margin of 14.1% in fourth quarter 2009, was up 1.6 pts compared to the same period in 2008. Items impacting EBITDAC include the following (in millions):

	4th Q 09	4th Q 08	Year 09	Year 08
Earnings from continuing operations	$5.4	$5.3	$30.7	$28.2
Provision for income taxes	1.2	3.5	17.9	17.7
Depreciation	2.9	2.2	11.7	11.6
Amortization	0.2	0.1	0.7	0.5

Total EBITDAC	9.7	11.1	61.0	58.0

Workforce related charges	6.2	—	6.5	—
Lease termination related charges	0.7	0.6	1.3	0.6

Total EBITDAC as reported above	16.6	11.7	68.8	58.6

Investment income	(0.4)	(0.6)	(1.5)	(3.8)
Levelized foreign currency	(0.1)	3.7	(0.2)	3.4

Adjusted EBITDAC	$16.1	$14.8	$67.1	$58.2

Adjusted EBITDAC Growth	8.8%		15.3%

Adjusted EBITDAC Margin	14.1%	12.5%	14.9%	12.8%

•

Fourth quarter effective tax rate was 18.2% in 2009 and 39.8% in the same period in 2008. The decrease in the fourth quarter 2009 tax rate compared to the same period in 2008 was the result of resolving certain income tax matters and the expiration of various statutes of limitations in fourth quarter 2009.

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Financial Services and Corporate Segment Fourth Quarter Highlights

•

In the third and fourth quarters of 2009, Gallagher made capital expenditures and commitments totaling $31.4 million to build eight commercial clean-energy facilities, and placed each into service in December 2009 at several coal-fired power plants. These facilities apply certain chemicals and technologies to coal feedstock which, when burned together, reduce harmful emissions. In January 2010, Gallagher sold portions of three facilities thereby recouping $9.5 million of its $31.4 million capital investment. Gallagher has substantially completed the negotiation of the sale of a portion of three additional facilities and expects to recoup approximately an additional $5.0 million of its capital investment in the near future. During 2010, Gallagher also intends to work to find additional partners for the remaining two facilities. Throughout 2010, Gallagher and its partners will seek to optimize the operations of the facilities and finalize necessary regulatory operating requirements. Once fully operational, Gallagher could generate up to $40 million of aggregate annual after-tax income through 2019 from a combination of pretax income and tax credits Gallagher believes are available under Section 45 of the Internal Revenue Code (IRC Section 45).

•

As previously announced on November 30, 2009, Gallagher completed an issuance of $150.0 million of senior unsecured notes through a private placement. The notes bear interest at 5.85% and become due in three equal installments in 2016, 2018 and 2019. The net proceeds of the offering were used by Gallagher to pay down the outstanding balance on its existing line of credit.

•

Gallagher also has $400.0 million of long-term borrowing outstanding under a previous private placement and maintains a $450.0 million unsecured line of credit which it has drawn upon in the past for various corporate purposes. No borrowings were outstanding under the line of credit at December 31, 2009.

Consolidated Company Income Taxes

•

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments. Gallagher’s consolidated effective tax rate for fourth quarter was 36.2% in 2009 and 35.0% in 2008. Gallagher’s fourth quarter tax rates in 2009 and 2008 were lower than the statutory rate due to the resolution of certain income tax matters and the expiration of various statutes of limitations.

The company will host a webcast conference call on Wednesday, February 3, 2010 at 9:00 a.m. EST to further discuss its results for the quarter and year ended December 31, 2009. To listen to the call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 15 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding estimated cost savings associated with a reduction in workforce and future income and tax credits generated by Gallagher’s clean-energy facilities, as well as statements regarding anticipated future results or performance of any segment or the Company as a whole. When used in this press release, the words “anticipates,” “believes,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are based on Gallagher’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; changes in Gallagher’s accounting estimates and assumptions; significant uncertainties related to Gallagher’s IRC Section 45 investments, including receipt by Gallagher’s utility partners of long-term permits; other regulatory uncertainties such as potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45; uncertainties surrounding utilities’ future use of coal to generate electricity; operational risks at Gallagher’s IRC Section 45 facilities; business risks relating to Gallagher’s co-investors and partners; intellectual property risks; environmental risks; and the other factors that are described in Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2009	4th Q Ended Dec 31, 2008	Year Ended Dec 31, 2009	Year Ended Dec 31, 2008
BROKERAGE SEGMENT

Commissions	$248.6	$225.3	$1,003.7	$922.5
Fees	70.6	63.6	256.3	227.6
Investment income and other	1.6	14.3	16.2	37.7

Revenues	320.8	303.2	1,276.2	1,187.8

Compensation	206.6	184.9	778.7	707.4
Operating	61.3	72.2	218.0	247.4
Depreciation	4.7	4.9	18.8	18.2
Amortization	14.5	14.2	54.3	43.2
Change in estimated acquisition earnout payables	1.5	—	4.1	—

Expenses	288.6	276.2	1,073.9	1,016.2

Earnings from continuing operations before income taxes	32.2	27.0	202.3	171.6
Provision for income taxes	11.0	10.0	78.6	67.4

Earnings from continuing operations	$21.2	$17.0	$123.7	$104.2

Diluted earnings from continuing operations per share	$0.21	$0.18	$1.23	$1.11
Growth - revenues	6%	2%	7%	7%
Organic growth (decline) in commissions and fees (1)	-1%	-4%	-3%	-1%
Compensation expense ratio (4)	64%	61%	61%	60%
Operating expense ratio (5)	19%	24%	17%	21%
Pretax profit margin (6)	10%	9%	16%	14%
EBITDAC margin (3)	16%	15%	22%	20%
Effective tax rate	34%	37%	39%	39%
Workforce at end of period (includes acquisitions)			5,890	5,747

RISK MANAGEMENT SEGMENT

Fees	$113.8	$114.3	$451.7	$461.1
Investment income and other	0.4	0.6	1.5	3.8

Revenues	114.2	114.9	453.2	464.9

Compensation	74.4	69.7	282.3	280.6
Operating	30.1	34.1	109.9	126.3
Depreciation	2.9	2.2	11.7	11.6
Amortization	0.2	0.1	0.7	0.5

Expenses	107.6	106.1	404.6	419.0

Earnings from continuing operations before income taxes	6.6	8.8	48.6	45.9
Provision for income taxes	1.2	3.5	17.9	17.7

Earnings from continuing operations	$5.4	$5.3	$30.7	$28.2

Diluted earnings from continuing operations per share	$0.05	$0.05	$0.30	$0.30
Growth (decline) - revenues	-1%	-3%	-3%	5%
Organic growth (decline) in fees (1)	-4%	2%	-1%	5%
Compensation expense ratio (4)	65%	61%	62%	60%
Operating expense ratio (5)	26%	30%	24%	27%
Pretax profit margin (6)	6%	8%	11%	10%
EBITDAC margin (3)	8%	10%	13%	12%
Effective tax rate	18%	40%	37%	39%
Workforce at end of period			3,741	3,901

FINANCIAL SERVICES AND CORPORATE SEGMENT

Investment income (loss):
Alternative energy	$0.1	$—	$0.4	$3.0
Real estate and venture capital	—	(0.2)	0.4	(2.2)

	0.1	(0.2)	0.8	0.8
Investment losses	—	(5.8)	(0.9)	(8.5)

Revenues	0.1	(6.0)	(0.1)	(7.7)

Investment expenses:
Alternative energy	1.1	—	3.3	(0.9)
Compensation, professional fees and other	3.5	2.1	11.4	10.8

	4.6	2.1	14.7	9.9
Operating - state tax matters	(3.6)	1.9	(3.6)	7.5
Interest	7.4	7.7	28.5	28.6
Depreciation	0.1	0.1	0.1	0.2

Expenses	8.5	11.8	39.7	46.2

Loss from continuing operations before income taxes	(8.4)	(17.8)	(39.8)	(53.9)
Benefit for income taxes	(1.2)	(7.2)	(18.5)	(32.9)

Loss from continuing operations	$(7.2)	$(10.6)	$(21.3)	$(21.0)

Diluted loss from continuing operations per share	$(0.07)	$(0.11)	$(0.21)	$(0.23)

See notes to fourth quarter 2009 earnings release and non-GAAP financial measures on page 8 of 8.

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Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2009	4th Q Ended Dec 31, 2008	Year Ended Dec 31, 2009	Year Ended Dec 31, 2008
TOTAL COMPANY

Commissions	$248.6	$225.3	$1,003.7	$922.5
Fees	184.4	177.9	708.0	688.7
Investment income and other - Brokerage and Risk Management	2.0	14.9	17.7	41.5
Investment income (loss) - Financial Services and Corporate	0.1	(0.2)	0.8	0.8
Investment losses	—	(5.8)	(0.9)	(8.5)

Revenues	435.1	412.1	1,729.3	1,645.0

Compensation	281.0	254.6	1,061.0	988.0
Operating	87.8	108.2	324.3	381.2
Investment expenses	4.6	2.1	14.7	9.9
Interest	7.4	7.7	28.5	28.6
Depreciation	7.7	7.2	30.6	30.0
Amortization	14.7	14.3	55.0	43.7
Change in estimated acquisition earnout payables	1.5	—	4.1	—

Expenses	404.7	394.1	1,518.2	1,481.4

Earnings from continuing operations before income taxes	30.4	18.0	211.1	163.6
Provision for income taxes	11.0	6.3	78.0	52.2

Earnings from continuing operations	19.4	11.7	133.1	111.4

Loss on discontinued operations, net of income taxes	(2.6)	(7.0)	(4.5)	(34.1)

Net earnings	$16.8	$4.7	$128.6	$77.3

Diluted earnings from continuing operations per share	$0.19	$0.12	$1.32	$1.18
Diluted loss on discontinued operations per share	(0.03)	(0.07)	(0.04)	(0.36)

Diluted net earnings per share	$0.16	$0.05	$1.28	$0.82

Dividends declared per share	$0.32	$0.32	$1.28	$1.28

Other Information
Basic weighted average shares outstanding (000s)	102,018	95,667	100,500	93,781
Diluted weighted average shares outstanding (000s)	102,213	95,900	100,625	94,179
Common shares repurchased (000s)	10	6	45	55
Annualized return on beginning stockholders’ equity (7)			17%	11%
Number of acquisitions closed	4	9	15	37
Workforce at end of period (includes acquisitions)			9,840	9,863

Arthur J. Gallagher & Co.

EBITDAC (2)

(Unaudited - in millions)

	4th Q Ended Dec 31, 2009	4th Q Ended Dec 31, 2008	Year Ended Dec 31, 2009	Year Ended Dec 31, 2008
BROKERAGE SEGMENT

Earnings from continuing operations	$21.2	$17.0	$123.7	$104.2
Provision for income taxes	11.0	10.0	78.6	67.4
Depreciation	4.7	4.9	18.8	18.2
Amortization	14.5	14.2	54.3	43.2
Change in estimated acquisition earnout payables	1.5	—	4.1	—

Brokerage EBITDAC	$52.9	$46.1	$279.5	$233.0

RISK MANAGEMENT SEGMENT

Earnings from continuing operations	$5.4	$5.3	$30.7	$28.2
Provision for income taxes	1.2	3.5	17.9	17.7
Depreciation	2.9	2.2	11.7	11.6
Amortization	0.2	0.1	0.7	0.5

Risk Management EBITDAC	$9.7	$11.1	$61.0	$58.0

FINANCIAL SERVICES AND CORPORATE SEGMENT

Loss from continuing operations	$(7.2)	$(10.6)	$(21.3)	$(21.0)
Benefit for income taxes	(1.2)	(7.2)	(18.5)	(32.9)
Interest	7.4	7.7	28.5	28.6
Depreciation	0.1	0.1	0.1	0.2

Financial Services and Corporate EBITDAC	$(0.9)	$(10.0)	$(11.2)	$(25.1)

TOTAL COMPANY

Net earnings	$16.8	$4.7	$128.6	$77.3
Loss on discontinued operations, net of income taxes	2.6	7.0	4.5	34.1

Earnings from continuing operations	19.4	11.7	133.1	111.4
Provision for income taxes	11.0	6.3	78.0	52.2

Earnings from continuing operations before income taxes	30.4	18.0	211.1	163.6
Interest	7.4	7.7	28.5	28.6
Depreciation	7.7	7.2	30.6	30.0
Amortization	14.7	14.3	55.0	43.7
Change in estimated acquisition earnout payables	1.5	—	4.1	—

Total Company EBITDAC	$61.7	$47.2	$329.3	$265.9

See notes to fourth quarter 2009 earnings release and non-GAAP financial measures on page 8 of 8.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2009	Dec 31, 2008
Cash and cash equivalents	$205.9	$194.4
Restricted cash	522.6	551.0
Investments - current (8)	0.1	0.2
Premiums and fees receivable	693.7	826.5
Other current assets	117.7	129.9

Total current assets	1,540.0	1,702.0

Investments - noncurrent (8)	45.6	17.9
Fixed assets - net	80.7	88.8
Deferred income taxes	271.1	300.9
Other noncurrent assets	132.2	104.1
Goodwill - net	742.3	596.4
Amortizable intangible assets - net	438.4	461.2

Total assets	$3,250.3	$3,271.3

Premiums payable to insurance and reinsurance companies	$1,166.5	$1,365.3
Accrued compensation and other accrued liabilities	214.7	260.1
Unearned fees	41.5	46.2
Other current liabilities	51.7	55.0
Corporate related borrowings - current	—	132.0

Total current liabilities	1,474.4	1,858.6
Corporate related borrowings - noncurrent	550.0	400.0
Other noncurrent liabilities	333.0	274.2

Total liabilities	2,357.4	2,532.8

Stockholders’ equity:
Common stock - issued and outstanding	102.5	96.4
Capital in excess of par value	349.1	230.4
Retained earnings	450.3	452.0
Accumulated other comprehensive loss	(9.0)	(40.3)

Total stockholders’ equity	892.9	738.5

Total liabilities and stockholders’ equity	$3,250.3	$3,271.3

Other Information
Book value per share	$8.71	$7.66

Notes to Fourth Quarter 2009 Earnings Release

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

(1)	Organic growth in commissions and fees excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and foreign currency translation.

(2)	EBITDAC represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.

(3)	Represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables (EBITDAC) divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.

(5)	Represents operating expenses divided by total revenues.

(6)	Represents pretax earnings divided by total revenues.

(7)	Represents annualized year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(8)	Investments at December 31, 2009 include the following:

	Current	Noncurrent	Funding Commitments
Alternative energy:
Equity interest in biomass projects and pipeline	$—	$8.5	$—
Clean energy related ventures	0.1	29.7	1.7
Real estate and venture capital	—	7.4	0.8

Total investments	$0.1	$45.6	$2.5

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